Global Engine Group Holding Limited

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

CERTIFICATE NUMBER

SHARES

PAR VALUE $0.0000625
CLASS A ORDINARY SHARES

CUSIP NO. **G39711109**

THIS CERTIFIES THAT

***** SPECIMEN *****

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES PAR VALUE OF $0.0000625 EACH OF

GLOBAL ENGINE GROUP HOLDING LIMITED

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

GLOBAL ENGINE GROUP HOLDING LIMITED
SEAL
BRITISH VIRGIN ISLANDS

DATED:

/s/ Andrew, LEE Yat Lung
LEE YAT LUNG, ANDREW
CEO & Director

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

/s/ Sung Pui Hei
SUNG PUI HEI
CFO

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112